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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                              OF PULTE HOMES, INC.
                                  (AS AMENDED)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation has executed the following Articles:

ARTICLE I
  The name of the corporation is:  Pulte Homes, Inc.

ARTICLE II
  The purpose or purposes for which the corporation is formed are: The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which Corporations may be organized under the Michigan Business Corporation Act.

ARTICLE III
The total authorized shares:

1.   Common Shares         100,000,000      Par Value Per Share        $0.01
     Preferred Shares       25,000,000      Par Value Per Share        $0.01

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         Provisions Relating to Preferred Stock

The Board of Directors may cause the Corporation to issue Preferred Stock in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board; such resolutions, when filed, shall constitute amendments to these Articles of Incorporation. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

         a. The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

         b. The dividend rights, if any, of such series; the dividend preferences, if any, as between such series and any other class or series of stock; whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock; whether and the extent to which dividends on such series shall be cumulative; and any limitations, restrictions or conditions on the payment of such dividends;

         c. The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

         d. The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;
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         e. The voting powers, if any, in addition to the voting powers prescribed by law, of shares of such series, and the terms of exercise of such voting powers;

         f. Whether shares of such series shall be convertible into or exchangeable for shares of other series or class of stock, or of any series of the same class, or any other securities, and the terms and conditions, if any, applicable to such right;

         g. The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such series; and

         h. Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in relation to stock of any other class or series thereof or of any other series of the same class, as shall not be inconsistent with law or the provisions of this Article III.

ARTICLE IV
1.       The address of the registered office is:

         33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills,
         Michigan 48304

2.       The mailing address of the registered office, if different than above:
         N/A

3.       The name of the resident agent at the registered office is:
         John R. Stoller

ARTICLE V
  Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereof were present and voted.

  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to the shareholders who have not consented in writing.

ARTICLE VI
  Pursuant to Section 784(1)(b) of the Michigan Business Corporation Act, the Corporation expressly elects not be governed by Chapter 7A of the Michigan Business Corporation Act, being Sections 775 through 784 of the Michigan Business Corporation Act; provided that the Corporation's Board of Directors may terminate this election in whole or in part by action of the majority of directors then in office.

ARTICLE VII
A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article VII shall not eliminate or limit the liability of a director for any of the following:

         1. A breach of the director's duty of loyalty to the Corporation or its shareholders.

         2. Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

         3. A violation of Section 551(1) of the Michigan Business Corporation Act.
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         4. A transaction from which the director derived an improper personal benefit.

         5. An act or omission occurring before the effective date of this Article.

  Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

ARTICLE VIII
The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3), or more than fifteen (15) directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. At the 1988 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term. Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, commencing in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors for any reason whatsoever shall be filled only by an affirmative vote of a majority of the Board of Directors then in office. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next meeting of shareholders called for the election of directors and until his or her successor shall be elected and shall qualify.

Nominations for the election of directors shall be made as set forth in the Bylaws of the Corporation.

  Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
  Article VIII.

ARTICLE IX

A. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as provided in Section B of this Article IX:

              1. Any merger or consolidation of the Corporation or any subsidiary with either;

                 (i)  Any Interested Shareholder;
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                 (ii) Any other corporation, whether or not itself an Interested
              Shareholder, which is, or after the merger or consolidation would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the transaction;

              2. Any sale, lease, transfer, or other disposition, except in the usual and regular course of business, in one transaction or a series of transactions in any twelve-month period, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate book value at the end of the Corporation's most recently ended fiscal quarter of ten percent (10%) or more of its consolidated net worth;

              3. The issuance or transfer by the Corporation, or any subsidiary, in one transaction or a series of transactions in any twelve-month period, of any Equity Securities of the Corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding shares of the Corporation to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's voting shares or any other method affording substantially proportionate treatment to the holders of voting shares;

              4. The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder;

              5. Any reclassification of securities, including any reverse stock split, or recapitalization of the Corporation, or any merger, consolidation, or share exchange of the Corporation with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions in any twelve-month period, of increasing the proportionate amount of the outstanding shares of any class of Equity Securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; and

              6. Any agreement, contract or other arrangement providing for one or more of the foregoing.

shall require the affirmative vote of the holders of at least sixty-nine and three tenths percent (69.3%) of the shares voting on the proposed Business Combination (as defined below) at the meeting of shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.


B. The provisions of Section A of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation if:

              1. The Board of Directors of the Corporation shall have approved such Business Combination and either (i) the Interested Shareholder has been an Interested Shareholder continuously for period of at least two
         (2) years prior to the date on which the Board approved such Business Combination, or (ii) such proposed transaction was approved by the Board prior to the time the Interested Shareholder became an Interested Shareholder; or

              2. A majority of the outstanding shares of stock of such other corporation is owned of record or beneficially, directly or indirectly, by the Corporation or its subsidiaries.
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C.       For the purpose of this Article IX:

              1. "Business Combination" shall mean any transaction referred to in any one or more of clauses A.1 through A.5 above.

              2. A "person" shall mean any individual or firm, corporation, partnership, limited partnership, joint venture, trust, unincorporated association or other entity.

              3. "Interested Shareholder" means any person other than the Corporation or any subsidiary of the Corporation who is either:

                 a. The Beneficial Owner, directly or indirectly, of ten percent
              (10%) or more of the voting power of the outstanding voting stock of the Corporation.

                 b. An Affiliate of the Corporation that at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding voting stock of the Corporation.

                 c. For the purpose of determining whether a person is an
              Interested Shareholder pursuant to subdivision C.3.a or C.3.b, the number of shares of voting stock considered to be outstanding shall include all voting stock owned by the person except for those shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

              4. "Beneficial Owner", when used with respect to any voting stock, means a person who:

                 a. Individually or with any of its Affiliates or Associates, beneficially owns voting stock, directly or indirectly.

                 b. Individually or with any of its Affiliates or Associates has:

                    (1) The right to acquire shares, whether the right is
                 exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                    (2) The right to vote voting shares pursuant to any
                 agreement, arrangement, or understanding.

                    (3) Any agreement, arrangement, or understanding for the
                 purpose of acquiring, holding, voting or disposing of voting shares with any other person who beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, the voting shares.

              5. "Affiliate" or "Affiliated Person" means a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified person.

              6. "Associate" when used to indicate a relationship with any person, means any one of the following:

                 a. Any corporation or organization, other than the Corporation or a subsidiary of the Corporation, in which the person is an officer, director, or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities.
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                 b. Any trust or other estate in which the person has a
              beneficial interest of ten percent (10%) or more or as to which the person serves as trustee or in a similar fiduciary capacity in connection with the trust or estate.

                 c. Any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of the Corporation or any of its Affiliates.

              7. "Control", "controlling", "controlled by", or "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. The beneficial ownership of ten percent (10%) or more of the voting shares of a corporation shall create a presumption of control.

              8. "Equity Security" means any one of the following:

                 a. Any stock or similar security, certificate of interest, or participation in any profit sharing agreement, voting trust certificate, or voting share.

                 b. Any security convertible, with or without consideration, into an Equity Security, or any warrant or other security carrying any right to subscribe to or purchase an Equity Security.

                 c. Any put, call, straddle, or other option or privilege of buying an Equity Security from or selling an Equity Security to another without being bound to do so.

  The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of the information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of voting stock beneficially owned by any persons, and (C) whether a person is an Affiliate or an Associate of another.

  Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

  In accordance with the provisions of Article X of these Articles of Incorporation, this Article IX may only be amended by the affirmative vote of sixty-nine and three tenths percent (69.3%) of the shares voting on the proposed amendment at a meeting of shareholders, in addition to the vote otherwise required by the Michigan Business Corporation Act.

ARTICLE X
  Anything contained in these Articles of Incorporation to the contrary Article IX and this Article X of these Articles of Incorporation shall not be altered, amended, changed or repealed and no provision inconsistent with the intent or purpose of such provisions shall be adopted without the affirmative vote of sixty-nine and three tenths percent (69.3%) of the shares voting at a meeting of shareholders, in addition to the vote otherwise required by the Michigan Business Corporation Act.